EXHIBIT B-1(ii)

                                                            EXECUTION COPY

                            AMENDMENT NO. 2 TO AMENDED AND
                       RESTATED LAKE INTEREST OPTION AGREEMENT



                    Amendment  No.  2,  dated   as  of  December  29,  1995

          ("Amendment No. 2"), to Amended and Restated Lake Interest Option

          Agreement, dated as  of June  13, 1994, as  amended by  Amendment

          No. 1  thereto dated as of January 1, 1995 (the Option Agreement,

          as  amended by Amendment No. 1,  is referred to  as the "Original

          Agreement"),  among North  Canadian Resources,  Inc.,  a Delaware corporation  ("NCRI"), Lake  Interest Holdings  Inc., a  Delaware

          corporation ("LIHI"),  and Energy  Initiatives, Inc.,  a Delaware

          corporation  ("Buyer")  (NCRI, LIHI  and  Buyer  are collectively referred  to herein  as  the "Parties")  (capitalized terms  used herein and not  otherwise defined herein shall  have the meanings set forth in the Original Agreement).



                    WHEREAS,  the Parties  have entered  into the  Original

          Agreement,  whereby,  among other  things,  (A)  LIHI granted  to

          Buyer, for a  period ending as  of the close  of business on  the

          Lake  Option Expiration Date,  the exclusive right  and option to purchase all right, title and interest  of LIHI in and to (i) the

          Lake Interest;  (ii) the  Lake  Federal QF  Interest; and/or  the

          (iii) Lake Florida QF Interest;  and (B) NCRI irrevocably granted to  Buyer the exclusive right  and option to  purchase all right,

          title and interest of NCRI in and to the LIHI Stock.






                    WHEREAS, the  Parties desire to extend  the Lake Option

          Expiration Date  with respect  to the  Lake Interest  Option, the

          Lake Federal QF Interest Option and the LIHI Stock Option.



                    NOW, THEREFORE, in consideration of the above  premises

          and  for  other  good  and valuable  consideration,  receipt  and

          sufficiency  of   which  are  hereby  acknowledge,  the  Parties,

          intending to be legally bound, agree as follows:



                    1.   Section 2.3 of  the Original  Agreement is  hereby

          amended to read in its entirety as follows:


               2.3  As used  herein, "Lake  Option Expiration  Date" means,
               (I) as to each Option other than the Lake Florida QF Interest Option, the earlier of (a) June 30, 1997 and (b) six months following the date of the Litigation Resolution (as hereinafter defined), and (II) as to the Lake Florida QF Interest Option, the date of exercise of such Option (or, if earlier, termination of the Lake Partnership); provided, however, that each Option shall immediately expire at such earlier time as may be provided by Section 3 of Amendment No. 2, dated as of December 29, 1995, to this Agreement. As used herein, "Litigation Resolution" means a final resolution, either by a binding settlement agreement or final order, of the proceeding or any successor proceeding entitled NCP Lake Power Inc. v. Florida Power Corporation, Case No. 94-2354-CAOI (Fifth Judicial Circuit, Lake County, Florida).



                    2.   (a)  This Amendment No. 2  shall not be  effective

          unless  and   until  TIFD III-C  Inc.,  a   Delaware  corporation

          ("TIFD"), shall have consented hereto as required by Section 6 of the Original Agreement.









                         (b)  In   addition,    simultaneously   with   the

          execution and delivery hereof, Buyer is exercising the Federal QF

          Interest  Option  (as  defined  in the  Pasco  Interests  Options

          Agreement, dated as of  June 13, 1994 ("Pasco Option Agreement"),

          among NCRI,  Pasco Interest  Holdings Inc., Dade  Investment L.P.

          and  PAS Power Co.), and  the related Pasco  Interest Closing (as defined in  the Pasco  Option Agreement) is  occurring (including payment to NCRI  of the  purchase price therefor  from the  Pasco

          Interest Deposit (as defined in the Pasco Option Agreement).



                    3.   EI agrees  to submit or  cause to be  submitted as

          soon as  practicable following the  date hereof and  otherwise in accordance with  the Original  Agreement an application  with the

          Commission  and diligently pursue  receipt of  the FERC  Order in order to be able to exercise the Lake Federal QF Interest Option,

          and for a  related Lake  Interest Closing to  occur, by  June 30,

          1996 ("Target  Date").   Provided EI is  diligently pursuing  the

          FERC Order  and TIFD has not waived the requirement to obtain the

          FERC Order as a condition to the exercise of the  Lake Federal QF

          Interest Option, NCRI and LIHI  agree to reasonable extensions of the Target  Date up  to and  including June  30,  1997 (it  being understood that TIFD's consent shall not be required for any such

          extension up  to  and including  June  30, 1997).    If the  Lake

          Interest  Closing with  respect to  the Lake Federal  QF Interest

          Option  does not occur by the Target  Date (as it may be extended from time to time), each Option shall immediately expire.







                    4.   Notwithstanding anything herein or in the Original

          Agreement  to the contrary, none of the Lake Interest Option, the

          Lake Federal QF  Interest Option,  the LIHI Stock  Option or  the

          Lake Florida QF  Interest Option shall  be exercised without  the parties  obtaining  the  prior  written consent  of  TIFD,  which consent  shall not  be  unreasonably withheld  provided that  the parties execute  and deliver  such documents and  assurances, and take such further action, as TIFD deems necessary or desirable to maintain its first priority perfected security interests provided for in the Security Documents.



                    5.   Except as  amended hereby, the  Original Agreement

          is  hereby ratified and shall remain in  full force and effect in accordance with its terms.



                    6.   The consent to  this Amendment No.  2 by TIFD,  as

          indicated by its signature below, shall be narrowly construed and shall be limited to the  facts as described herein and  shall not be deemed or construed as constituting,  (i) a consent by TIFD to any future modifications or  amendments to the Original Agreement or  (ii) a  waiver of  any  other requirement  set  forth in  the

          Operative Documents.



                    7.   It is understood and agreed that TIFD's consent is

          not applicable to paragraph 2(b) hereof.









                    IN WITNESS WHEREOF, each of the Parties has caused this

          Amendment No.  2 to be duly executed as of the date first written above.



          NORTH CANADIAN RESOURCES, INC.     ENERGY INITIATIVES, INC.

          By:                                By:


          Name:                              Name:


          Title:                             Title:



          LAKE INTEREST HOLDINGS INC.

          By:

          Name:

          Title:


          Consented and Agreed to:

          TIFD III-C INC.

          By:

          Name:

          Title:
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